UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2018

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 823-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On July 30, 2018, BCB Bancorp, Inc. (the "Company") entered into Subordinated Note Purchase Agreements (collectively, the "Agreements") with several investors (the "Purchasers").  Pursuant to the Agreements, the Company issued $33.5 million in aggregate principal amount of 5.625% Fixed-to-Floating Rate Subordinated Notes due 2028 (the "Notes") to the Purchasers in a private placement.  The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.  Each Purchaser qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D. The Company intends to use the net proceeds from the offering for general corporate purposes, including improving the liquidity position at the holding company and providing capital to its bank subsidiary.

The Notes have a ten-year term and will bear interest at a fixed annual rate of 5.625% for the first five years of the term (the "Fixed Interest Rate Period").  From and including August 1, 2023, the interest rate will adjust to a floating rate based on the LIBOR plus a margin until redemption or maturity (the "Floating Interest Rate Period").  The Notes are scheduled to mature on August 1, 2028.  The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly during the Floating Interest Rate Period during the term of the Notes.  The Notes constitute an unsecured and subordinated obligation of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors.  The Agreements contain customary subordination provisions and events of default.  Subject to limited exceptions, the Company cannot redeem the Notes for the first five years of the term.  The Notes are expected to qualify for treatment as Tier 2 capital for regulatory capital purposes.

The foregoing descriptions of the Agreements and the Notes do not purport to be complete and are qualified in their entirety by reference to the form of the Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the form of the Notes, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, both of which are incorporated into this report by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01     Other Events

On July 30, 2018, the Company completed the private placement of the Notes.  A copy of the press release announcing the completion of the private placement of the Notes is included herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Not applicable.
(b) Pro Forma Financial Information. Not applicable.
(c) Shell Company Transactions. Not applicable.
(d) Exhibits.

Exhibit 4.1	Form of 5.625% Fixed-to-Floating Rate Subordinated Note due 2028
Exhibit 10.1	Form of Subordinated Note Purchase Agreement by and between the Company and the several Purchasers
Exhibit 99.1	Press Release, dated as of July 30, 2018, announcing the completion of the private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.
DATE: July 31, 2018	By:	/s/ Thomas P. Keating
Thomas P. Keating
Senior Vice President and Chief Financial Officer